UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                 Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

RESEARCH ALLIANCE CORP. II

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RESEARCH ALLIANCE CORP. II
3172 North Rainbow Blvd. #1278
Las Vegas, NV 89108

SUPPLEMENT TO THE PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS OF
RESEARCH ALLIANCE CORP. II

Explanatory Note:

The purpose of this supplement to the definitive Proxy Statement of Research Alliance Corp. II, filed with the Securities and Exchange Commission on November 7, 2022 (the “Proxy Statement”), relating to our Special Meeting of Shareholders to be held on December 2, 2022 (the “Special Meeting”) is to file the updated Proxy Card (the “New Proxy Card”) which corrects the description of Proposal No. 2 therein. A copy of the New Proxy Card is attached to this supplement.

There are no changes to the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. This Supplement should be read in conjunction with the Proxy Statement.

TO THE EXTENT THAT INFORMATION IN THIS SUPPLEMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS SUPPLEMENT IS MORE CURRENT.

The date of this supplement to the proxy statement is November 9, 2022.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

RESEARCH ALLIANCE CORP. II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 1, 2022.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/researchalliancecorpii/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please mark your votes like this **X**

Proposal No. 1 — Charter Amendment Proposal

To amend the Company's Amended and Restated Certificate of Incorporation (the "Charter") pursuant to an amendment to the Charter in the form set forth in Annex A of the accompanying proxy statement (the "Charter Amendment") to amend the date by which the Company must cease its operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a "Business Combination"), and redeem all of the shares of Class A Common Stock, par value $0.0001 per share, of the Company ("Class A Common Stock"), sold in the Company's initial public offering that was completed on March 22, 2021 (the "IPO"), from March 22, 2023 (the "Original Termination Date") to December 2, 2022, the date of the Special Meeting (the "Amended Termination Date") (the "Charter Amendment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Trust Amendment Proposal

To amend the Investment Management Trust Agreement, dated March 17, 2021 (the "Trust Agreement"), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee ("Continental"), pursuant to an amendment to the Trust Agreement in the form set forth in Annex B of the accompanying Proxy Statement (the "Trust Amendment" and together with the Charter Amendment, the "Amendments"), to change the date on which Continental must commence liquidation of the trust account established in connection with the IPO (the "Trust Account") to the Amended Termination Date (the "Trust Amendment Proposal" and together with the Charter Amendment Proposal, the "Amendment Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Adjournment Proposal

To approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Amendment Proposals or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________ **Signature, if held jointly**__________ **Date**______, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders on December 2, 2022To view the notice of meeting and the accompanying Proxy Statement and attend the meeting at the applicable time at https://www.cstproxy.com/researchalliancecorpii/2022RESEARCH ALLIANCE CORP. II FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2022PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Matthew Hammond, and Tess Cameron and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Research Alliance Corp. II (the “Company”) held of record by the undersigned at the close of business on October 28, 2022 at the Special Meeting of Stockholders of the Company to be held on December 2, 2022, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.21199 Research Alliance Corp. II Proxy Card_REV2 - Back(Continued, and to be marked, dated and signed, on the other side)